Exhibit 99.1

FOR IMMEDIATE RELEASE

Date: April 24, 2017

Contact:	Kevin McPhaill, President, CEO	Contact:	David Brubaker, President, CEO
	Mike Olague, EVP Chief Banking Officer		(805) 646-9909
	(559) 782-4900 or (888) 454-BANK		dbrubaker@ojaicommunitybank.com
Symbol:	BSRR (Exchange: NASDAQ)	Symbol:	OJCB (Exchange: OTC)
Website:	www.sierrabancorp.com	Website:	www.ojaicommunitybank.com
www.bankofthesierra.com

Sierra Bancorp Announces Agreement to Acquire OCB Bancorp of Ventura County

Sierra Bancorp (NASDAQ: BSRR), the holding company of Bank of the Sierra, and OCB Bancorp (OTC: OJCB) parent company of Ojai Community Bank, announced the signing of a definitive agreement whereby BSRR will acquire OJCB. The combination solidifies Sierra Bancorp’s deposit market share in Ventura County and provides an entrée into Santa Barbara County.

As of December 31, 2016, OJCB had total assets of $256.6 million, total loans of $209.2 million and total deposits of $208.4 million. OCB Bancorp is a locally owned and operated holding company for Ojai Community Bank, Santa Barbara Community Bank, Ventura Community Bank and Santa Paula Community Bank. The transaction is expected to close during the fourth quarter of 2017, subject to customary closing conditions, including regulatory approvals and OJCB’s shareholder approval. The Boards of Directors of both companies have unanimously approved the transaction.

Under the agreement, OJCB common shareholders will be entitled to receive BSRR common stock in this stock-for-stock transaction. The total aggregate value of the transaction is approximately $35.7 million or $14.00 per OJCB common share, subject to certain adjustments described in the merger agreement. In combining with Sierra, this represents a highly attractive transaction for OJCB. For Sierra, this acquisition is expected to be immediately accretive to earnings per share, and will yield a tangible book value earnback of less than 4 years and an IRR of approximately 20%.

Bank President and Chief Executive Officer Kevin McPhaill said, “We are excited about today’s announcement of Ojai Community Bank joining forces with us and welcome all Ojai employees, customers and shareholders into the Bank of Sierra family.  Enhancing our presence on the Central Coast fits in with our long term strategic plan.  Adding branches in Ventura, Ojai and Santa Barbara increases our commitment to serving those communities. We have been impressed by Ojai’s strong commitment to its communities, disciplined growth strategies, and success, and look forward to growing this part of our bank together.”

David Brubaker, President and Chief Executive Officer of OCB Bancorp and Ojai Community Bank stated, “We are very pleased to be joining with Bank of the Sierra and believe this is an excellent opportunity for our shareholders, customers and employees to realize enhanced value by being part of a larger financial institution with considerably deeper resources, operational scale and a steady stream of core earnings. I really feel that our cultures match very well and our focus on helping the customer, which is unique to community banking, is core to their strategy. Our customers will benefit with access to many more products and services, together with significantly increased lending capacity, enabling us to meet more of the needs of our customers and our community”

McPhaill concluded, “This opportunity will enable us to deploy additional capital through lending opportunities in Ojai, Ventura, Santa Barbara and nearby communities. Furthermore, we anticipate this transaction will be very positive for our shareholders.”

As of December 31, 2016, Sierra Bancorp on a pro forma basis with OCB Bancorp would have had total assets of $2.3 billion, total loans outstanding of $1.5 billion and total deposits of $1.9 billion.

Advisors

Sierra Bancorp was advised in the transaction by Keefe, Bruyette & Woods, A Stifel Company, as financial advisor and King, Holmes, Paterno & Soriano, LLP as legal counsel. OCB Bancorp was advised in the transaction by FIG Partners, LLC, as financial advisor and Loren P. Hansen, APC as legal counsel.

About OCB Bancorp

OCB Bancorp, a locally owned and operated holding company, was formed in September 2013 as the parent company of Ojai Community Bank and its divisions, Santa Barbara Community Bank, Ventura Community Bank and Santa Paula Community Bank. The family of banks offers a full array of banking products and services to businesses, professionals, individuals and commercial property owners.

About Sierra Bancorp & Bank of the Sierra

Sierra Bancorp is the holding company for Bank of the Sierra (www.bankofthesierra.com), which is in its 40th year of operations and is the largest independent bank headquartered in the South San Joaquin Valley.  Bank of the Sierra is a community-centric regional bank, which offers a full range of retail and commercial banking services via 34 full-service branches located throughout California's South San Joaquin Valley and neighboring communities, on the Central Coast, and in Southern California locations including the Santa Clara Valley.  We also maintain a loan production office and an online branch, and provide specialized lending services through an agricultural credit center, a real estate industries center, and an SBA center.

Forward-Looking Statements

Statements made in this release, other than those concerning historical financial information, may be considered forward-looking statements, which speak only as of the date of this release and are based on current expectations and involve a number of assumptions. These include statements as to the anticipated benefits of the merger, including future financial and operating results, cost savings and enhanced revenues that may be realized from the merger as well as other statements of expectations regarding the merger and any other statements regarding future results or expectations. Each of Sierra Bancorp and OCB Bancorp intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 and is including this statement for purposes of these safe harbor provisions. The companies’ respective abilities to predict results or the actual effect of future plans or strategies is inherently uncertain. Factors which could have a material effect on the operations and future prospects of each of Sierra Bancorp and OCB Bancorp and the resulting company, include but are not limited to: the businesses of Sierra Bancorp and/or OCB Bancorp may not be integrated successfully or such integration may be more difficult, time-consuming or costly than expected; expected revenue synergies and cost savings from the merger may not be fully realized or realized within the expected time frame; revenues following the merger may be lower than expected; customer and employee relationships and business operations may be disrupted by the merger; the ability to obtain required regulatory and shareholder approvals, and the ability to complete the merger on the expected timeframe may be more difficult, time-consuming or costly than expected; changes in interest rates, general economic conditions, legislative/regulatory changes, monetary and fiscal policies of the U.S. government, including policies of the U.S. Treasury and the Board of Governors of the Federal Reserve; the quality and composition of the loan and securities portfolios; demand for loan products; deposit flows; competition; demand for financial services in the companies’ respective market areas; their implementation of new technologies; their ability to develop and maintain secure and reliable electronic systems; and accounting principles, policies, and guidelines, and other risk factors detailed from time to time. Sierra Bancorp and OCB Bancorp undertake no obligation to update or clarify these forward-looking statements, whether as a result of new information, future events or otherwise.

Additional Information about the Proposed Transaction and Where to Find It

This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval. In connection with the proposed transaction, Sierra Bancorp expects to prepare and file with the Securities and Exchange Commission a registration statement on Form S-4 containing, among other things, a joint proxy statement/prospectus and other documents with respect to the proposed Merger. INVESTORS ARE URGED TO READ THE JOINT PROXY STATEMENT/PROSPECTUS (INCLUDING ALL AMENDMENTS AND SUPPLEMENTS THERETO) AND OTHER RELEVANT DOCUMENTS PROVIDED BY SIERRA BANCORP AND OCB BANCORP IF AND WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION.

Investors may obtain free copies of the joint proxy statement/prospectus and other relevant documents prepared by Sierra Bancorp and OCB Bancorp (if and when they become available) free of charge by contacting Sierra Bancorp or OCB Bancorp.